PAGE 1
                                State of Delaware

                        Office of the Secretary of State


         I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "T/F PURIFINER, INC.", CHANGING ITS NAME FROM "T/F PURIFINER, INC." TO "PURADYN FILTER TECHNOLOGIES INCORPORATED", FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D.
1998, AT 11 O'CLOCK A.M.












                                        --------------------------------------
                                        /s/Edward J. Freel, Secretary of State



2153143 8100                                         AUTHENTICATION: 8902175

981044484                                                     DATE: 02-04098

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               T/F PURIFINER INC.

         T/F Purifiner, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of T/F Purifiner, Inc. be amended by changing Article I thereof, so that, as amended, said
         Article I shall be and read as follows:

                                   "ARTICLE I
                                      NAME

         The name of the Corporation is "Puradyn Filter Technologies
Incorporated"

         SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Keith T.J. Hart, its President, this 3rd day of February, 1998.

                                           T/F PURIFINER, INC.


                                           By: /s/ Keith T.J. Hart, President
                                               -------------------------------
                                                   Keith T.J. Hart, President